Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3MEF of our report dated March 28, 2024 relating to the consolidated financial statements of Pulse Biosciences, Inc. appearing in the Annual Report on Form 10-K of Pulse Biosciences, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

July 15, 2024